EXHIBIT 10.1

PROMISSORY NOTE

Principal Amount: $1,000,000

As of June 25, 2024

Battery Future Acquisition Corp. (“Maker”) promises to pay to the order of Camel Bay, LLC or its successors or assigns (“Holder”) the principal sum of One Million Dollars and No Cents ($1,000,000) or such lesser amount as shall have been advised by Holder to Maker in lawful money of the United States of America, on the terms and conditions described below.

1. Principal.

(a) The principal balance of this Note shall be repayable on the consummation of the Maker’s initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). Holder understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering.

(b) Maker and Holder agree that Maker may request, from time to time, up to One Million Dollars ($1,000,000) in drawdowns under this Note. Principal of this Note may be drawn down from time to time prior to the consummation of a Business Combination upon written request from Maker to Holder (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000). Holder shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed One Million Dollars ($1,000,000). No fees, payments or other amounts shall be due to Holder in connection with, or as a result of, any Drawdown Request by Maker.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

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(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a), Holder may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Holder.

6. Conversion. Upon consummation of a Business Combination, the Holder shall have the option, but not the obligation, to convert the principal balance of this Note, in whole or in part at the option of the Holder, into warrants (“Warrants”) of the Maker at a price of $1.00 per Warrant; provided, however, that the Holder shall be permitted to convert this Note only if the shareholders of the Maker or the target business in any such Business Combination, whichever may be required in connection with such Business Combination, have approved the issuance of the Warrants to the Holder if such approval is necessary under applicable law. The Warrants will be identical to the “private placement warrants” (as such term is defined in the Maker’s final prospectus for its initial public offering, dated December 14, 2021). As promptly as reasonably practicable after notice by Holder to Maker to convert the principal balance of this Note, which must be made at least 24 hours prior to the consummation of the Business Combination, and after Holder’s surrender of this Note, Maker shall have issued and delivered to Holder, without any charge to Holder, a certificate or certificates (issued in the name(s) requested by Holder) for the number of Warrants of Maker issuable upon the conversion of this Note..

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7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Holder.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Battery Future Acquisition Corp.

8 The Green

#18195

Dover, Delaware 19901

If to Holder:

Camel Bay, LLC

8 The Green

#18195

Dover, Delaware 19901

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10. Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of Delaware.

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11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

BATTERY FUTURE ACQUISITION CORP.

By:	/s/ Fanghan Sui
Name:	Fanghan Sui
Title:	Chief Executive Officer

Accepted and Agreed:

Camel Bay, LLC

By:	/s/ Ling Shi
Name:	Ling Shi
Title:	Authorized Person

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